UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 30, 2020
THE ALLSTATE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-11840	36-3871531
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
 2775 Sanders Road, Northbrook, Illinois    60062
(Address of principal executive offices)    (Zip Code)
Registrant’s telephone number, including area code  (847) 402-5000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ALL	New York Stock Exchange Chicago Stock Exchange
5.100% Fixed-to-Floating Rate Subordinated Debentures due 2053	ALL.PR.B	New York Stock Exchange
Depositary Shares represent 1/1,000th of a share of 5.625% Noncumulative Preferred Stock, Series G	ALL PR G	New York Stock Exchange
Depositary Shares represent 1/1,000th of a share of 5.100% Noncumulative Preferred Stock, Series H	ALL PR H	New York Stock Exchange
Depositary Shares represent 1/1,000th of a share of 4.750% Noncumulative Preferred Stock, Series I	ALL PR I	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ____

Section 2 – Financial Information

Item 2.05 Costs Associated With Exit or Disposal Activities.

On September 30, 2020, the Registrant announced a restructuring plan to optimize and simplify its operating model and cost structure as part of the previously announced multi-year Transformative Growth Plan. In connection with the restructuring plan, the Registrant expects to incur a restructuring charge totaling approximately $290 million, pre-tax, with approximately $210 million to $220 million, pre-tax, to be recognized during the third quarter of 2020, $50 million to $60 million, pre-tax, to be recognized in the fourth quarter of 2020 and any remaining charges to be recognized in the first half of 2021. Severance and employee benefits are the primary costs, comprising approximately $210 million, pre-tax, primarily impacting claims, sales, service and support functions. Additionally, the Registrant expects to incur real estate exit costs of approximately $80 million, pre-tax, resulting from office closures. Approximately 15% of the cumulative pretax charges will be non-cash, primarily relating to accelerated amortization for leasehold improvements at facilities to be vacated. The Registrant expects these actions will be completed in 2021.

Section 7 – Regulation FD

Item 7.01. Regulation FD Disclosure.

The Registrant’s press release dated September 30, 2020, announcing charges related to its annual review of life insurance, annuities and Discontinued Lines and Coverages, is attached hereto as Exhibit 99 and is incorporated herein by reference. The press release is furnished and not filed, pursuant to Instruction B.2 of Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01.                             Financial Statements and Exhibits.

(d)                             Exhibits

Exhibit No.	Description

99	Registrant’s press release dated September 30, 2020. The press release is furnished and not filed, pursuant to Instruction B.2 of Form 8-K.
104	Cover Page Interactive Data File (formatted as inline XBRL).

Forward-Looking Statements
This current report on Form 8-K contains “forward-looking statements” that anticipate results based on our estimates, assumptions and plans that are subject to uncertainty. These statements are made subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements do not relate strictly to historical or current facts and may be identified by their use of words like “plans,” “seeks,” “expects,” “will,” “should,” “anticipates,” “estimates,” “intends,” “believes,” “likely,” “targets” and other words with similar meanings. We believe these statements are based on reasonable estimates, assumptions and plans. However, if the estimates, assumptions or plans underlying the forward-looking statements prove inaccurate or if other risks or uncertainties arise, actual results could differ materially from those communicated in these forward-looking statements. Factors that could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements may be found in our filings with the U.S. Securities and Exchange Commission, including the “Risk Factors” section in our most recent annual report on Form 10-K. Forward-looking statements are as of the date on which they are made, and we assume no obligation to update or revise any forward-looking statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ALLSTATE CORPORATION
(Registrant)

		By:	/s/ Daniel G. Gordon
		Name:	Daniel G. Gordon
		Title:	Vice President, Assistant General
Counsel and Assistant Secretary

Date:	September 30, 2020

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